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                                                                   EXHIBIT 10.21

                             Compensation Agreement
                                     between
                    Guardian Technologies International, Inc.
                                       and
                               Telinks Canada Inc.

On this 18th day of September, 2003, the following parties, Guardian Technologies International, Inc. (GDTI), 21351 Ridgetop Circle, Suite 300, Dulles, Virginia 20166 and Telinks Canada, Inc. (Telinks), 3250 Ridgeway Drive, Suite 17, Mississauga, Ontario L5L 5Y6 Canada hereby enter into a Compensation Agreement. The terms and conditions of the Agreement are as follows:

1. TERM:

              The initial term of the Agreement will be for one (1) year with automatic two (2) year renewals unless either party has given written notice of an intention to terminate the Agreement not less than 60 days prior to the expiry date. Notwithstanding such termination, products or services already committed to customers, in contract or proposal form, will be honoured for compensation purposes.

2. COMMISSION RATE:

              The commssion rate will be five (5%) percent of the gross revenue in excess of $2,000,000.00 U.S. (to GDTI - ???????). The Telinks commission will be paid within fifteen (15) days upon GDTI's receipt of customer's invoiced payment. Telinks has the option to receive their commission payment in cash, GDTI common stock at then current market value or a combination of the two. For the first $2,000,000.00 U.S. ,Telinks can purchase 200,000 GDTI warrants at an exercise price of U.S.$2.00. The warrant period is from September 17, 2003 to September 16, 2005.

3. This Alliance Partner Agreement shall be governed by the laws of the State of Virginia applicable therein.


FOR GUARDIAN TECHNOLOGIES INTERNATIONAL, INC:    FOR TELINKS CANADA, INC:


/S/ ROBERT A. DISHAW                              /S/ STEPHEN MENEZES
---------------------------                       ----------------------

ROBERT A. DISHAW - PRESIDENT                      STEPHEN MENEZES - PRESIDENT
     (Name & Title)                                       (Name & Title)


SEPTEMBER 18, 2003                                SEPTEMBER 18, 2003
     (Date)                                               (Date)